FORM 4 - JOINT FILER INFORMATION

NAME:                        Frost Gamma Investments Trust

ADDRESS:                     4400 Biscayne Blvd
                             Miami, FL 33137

Designated Filer:            Phillip Frost, M.D.

Issuer and Ticker Symbol:    Vector Group Ltd. (VGR)

Date of Event Requiring
Statement:                   November 30, 2018

FROST GAMMA INVESTMENTS TRUST

    by:   /s/ Phillip Frost MD, as trustee
          --------------------------------
           Phillip Frost, M.D., Trustee

JOINT FILER INFORMATION

NAME:                        Frost Nevada Investments Trust

ADDRESS:                     4400 Biscayne Blvd
                             Miami, FL 33137

Designated Filer:            Phillip Frost, M.D.

Issuer and Ticker Symbol:    Vector Group Ltd. (VGR)

Date of Event Requiring
Statement:                   November 30, 2018

FROST NEVADA INVESTMENTS TRUST

   by:   /s/ Phillip Frost MD, as trustee
        ---------------------------------
        Phillip Frost, M.D., Trustee